Exhibit 99.1
Web site address: www.WellsREITii.com
WELLS REAL ESTATE INVESTMENT TRUST II, INC.
FINANCIAL UPDATE FOR THE
THREE AND SIX MONTHS ENDED JUNE 30, 2011

Wells Real Estate Investment Trust II, Inc. (the “Company”) filed its second quarter Form 10-Q with the Securities and Exchange Commission (“SEC”) today. Below, management has highlighted key points of interest related to the Company's second quarter 2011 operations and recent transactions. For full context, please consider these points of interest with respect to important background information and additional detail provided in the above-referenced Form 10-Q filing, which is accessible via this link: http://www.sec.gov/Archives/edgar/data/1252849/000125284911000034/0001252849-11-000034-index.htm. Please also refer to the Company's other documents that have been filed with or furnished to the SEC.

Operations
Adjusted Funds from Operations, or AFFO, (see definition on p. 3) is $66.3 million for the three months ended June 30, 2011, as compared to $66.4 million for the three months ended June 30, 2010. AFFO is $140.7 million for the six months ended June 30, 2011, as compared to $133.1 million for the six months ended June 30, 2010.

Stockholder Distributions
Our board of directors declared a quarterly stockholder distribution rate of $0.125 per share (a 5.0% annualized yield on a $10.00 original share price) for the second quarter of 2011. The Company paid total distributions to stockholders, including those reinvested in additional shares of its common stock, of $67.6 million for the three months ended June 30, 2011 and $77.5 million for the three months ended June 30, 2010. The Company paid total distributions to stockholders, including those reinvested in additional shares of its common stock, of $135.1 million for the six months ended June 30, 2011 and $152.9 million for the six months ended June 30, 2010.

Portfolio Overview
As of June 30, 2011, the Company owned controlling interests in 72 office properties and one hotel, which include 95 operational buildings. These properties are composed of approximately 23.0 million square feet of commercial space located in 23 states, the District of Columbia, and Moscow, Russia. Of these properties, 70 are wholly owned and three are owned through consolidated joint ventures. As of June 30, 2011, the office properties were approximately 93.2% leased.

Private Bond Offering
On April 4, 2011, the Company sold $250.0 million aggregate principal amount of 5.875% unsecured senior notes due in 2018 at 99.295 percent of their face value in a private bond offering. Two ratings agencies have assigned investment-grade ratings to these senior notes. The Company received proceeds from this private bond offering, net of fees, of $246.7 million, all of which were used to reduce amounts outstanding on the JP Morgan Chase bridge loan.

Financing
On March 7, 2011, we executed a $300.0 million bridge loan with JPMorgan Chase bank to finance a portion of the purchase price of the Market Square Buildings and related acquisition costs. The JPMorgan Chase Bridge Facility was fully repaid on June 3, 2011.

On June 30, 2011, Wells REIT II entered into a mortgage loan secured by the Market Square Buildings for $325.0 million (the "Market Square mortgage note"). Substantially all of the net proceeds from the Market Square mortgage note were used to repay amounts drawn on the $500.0 million revolving credit facility with JPMorgan Chase Bank entered into on May 7, 2010 (the "JPMorgan Chase Credit Facility"). Wells REIT II used borrowings under the JPMorgan Chase Credit Facility to fund a portion of the March 7, 2011 acquisition of the Market Square Buildings. The Market Square mortgage note, which requires interest-only monthly payments matures on July 1, 2023 and bears interest at an annual rate of 5.07%.

On July 8, 2011, Wells REIT II entered an amendment to the JPMorgan Chase Credit Facility (the “JPMorgan Chase Credit Facility Amendment”) with JPMorgan Chase Bank to, among other things, (i) extend the maturity date of the Facility to May 7, 2015, (ii) enable Wells REIT II to increase the JPMorgan Chase Credit Facility amount by an aggregate of up to $150.0 million to a total facility amount not to exceed $650.0 million on two occasions on or before December 7, 2014, upon meeting certain criteria, and (iii) reduce the interest rate and the facility fee as described below. Except as noted above and described below, the terms of the Facility remain materially unchanged by the Amendment.

As of June 30, 2011, the Company's debt-to-gross-real-estate asset ratio was approximately 25.8%.

Reconciliation of the Company's GAAP-basis net income, as presented in its most recent report on Form 10-K, to Funds from Operations (“FFO”), as defined by NAREIT, and to AFFO, as defined on the next page, are provided below:

Wells Real Estate Investment Trust II, Inc.
Reconciliations of FFO and AFFO
(unaudited, and in thousands)

	Three months ended		Six months ended
	June 30,		June 30,
	2011	2010	2011	2010
Reconciliation of Net Income to Funds From Operations and Adjusted Funds From Operations:
Net loss	$(4,478)	$(6,864)	$(2,063)	$(4,337)
Adjustments:
Depreciation of real estate assets	30,798	25,128	58,916	48,707
Amortization of lease-related costs	31,534	29,094	61,926	58,323
Total Funds From Operations adjustments	62,332	54,222	120,842	107,030
Funds From Operations	57,854	47,358	118,779	102,693

Other Noncash Adjustments Income (Expenses) Excluded from Net Cash Provided by Operating Activities (as presented in the GAAP Statements of Cash Flows):
Additional amortization of lease assets (liabilities)	314	1,492	2,105	3,050
Straight-line rental income	(6,665)	(2,622)	(7,757)	(3,450)
Loss on interest rate swaps	4,962	11,943	2,408	14,477
Re-measurement loss on foreign currency	—	(704)	—	(628)
Noncash interest expense	8,632	4,700	13,988	9,308
Total other noncash adjustments	7,243	14,809	10,744	22,757

Real estate acquisition-related costs	1,194	4,278	11,220	7,668
Adjusted Funds From Operations	$66,291	$66,445	$140,743	$133,118

Wells Real Estate Investment Trust II, Inc.
Definitions

Please find below definitions for the non-GAAP financial measures provided above and explanations for the reasons why management believes that these measures provide useful information concerning the Company's operating performance and sources of liquidity. For additional information, please refer to the Company's most recent annual report on Form 10-K as well as other documents filed with or furnished to the SEC.

Funds From Operations
Funds from Operations (“FFO”) is a non-GAAP financial measure considered by some equity REIT's in evaluating operating performance. The Company believes that FFO, as defined by NAREIT, has diverged from how the Company measures real estate operations considerably in recent years. Changes in the accounting and reporting rules under GAAP that were put into effect after the establishment of NAREIT's definition of FFO in 1999 have prompted a significant increase in the magnitude of non-cash and non-operating items included in the Company's FFO, as defined. Such non-cash and non-operating items include acquisition expenses, market value adjustments to interest rate swaps that do not qualify for hedge accounting treatment, amortization of certain in-place lease intangible assets and liabilities, and gains or losses on early extinguishments of debt, among others. Further, cash flows generated from FFO may be used to fund certain capitalizable items that are excluded from FFO, such as tenant improvements, building improvements, deferred lease costs, and capitalized interest.

Adjusted Funds From Operations
For the reasons explained above, in addition to presenting FFO, as defined by NAREIT, the Company also presents FFO, adjusted to exclude (i) non-cash income (expenses) that are excluded from net income (loss) when calculating net cash provided by operating activities, as presented in the Company's GAAP-basis consolidated statements of cash flows, and (ii) expenses related to real estate acquisitions (“AFFO”). Because acquisition expenses are incurred for investment purposes (i.e. to promote the appreciation in value and generation of future earnings over the long term) and are funded with cash generated from the sale of common stock in the Company's public offerings rather than from cash generated from operations, the Company believes that the consideration of such acquisition expenses allows for a more informed and appropriate basis on which to evaluate its operations performance.

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